Exhibit 99.1

Nasdaq Reports First Quarter 2024 Results; Strong Execution Delivers Double-Digit Solutions Revenue Growth

NEW YORK, April 25, 2024 - Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the first quarter of 2024.

•

First quarter 2024 net revenues[1] were $1.1 billion, an increase of 22% over the first quarter of 2023, up 6% organically[2] or 7% on a pro forma[3] basis, including Adenza in the first quarter of 2023 results for Nasdaq. This included Solutions[4] revenue increasing 35%, with organic growth of 11% or 13% on a pro forma basis.

•	Annualized Recurring Revenue (ARR)[5] of $2.6 billion increased 29% compared to the first quarter of 2023, up 5% organically or up 7% on a pro forma basis.

•	Financial Technology revenue of $392 million increased 71% over the first quarter of 2023, up 4% organically or 10% on a pro forma basis.

•

Index revenue of $168 million increased 53% and experienced $46 billion of net inflows over the trailing twelve months and $21 billion in the first quarter, with ETP AUM surpassing $500 billion in the quarter.

•	GAAP diluted earnings per share decreased 34% in the first quarter of 2024. Non-GAAP diluted earnings per share decreased 9% in the first quarter of 2024, but increased 6% organically.

•

The company returned $127 million to shareholders in the first quarter of 2024 through dividends and repaid the $340 million remaining balance of our term loan. There were no share repurchases in the first quarter of 2024.

First Quarter 2024 Highlights

(US$ millions, except per share)	1Q24	Change % (YoY)	Organic Change % (YoY)	Pro Forma Change % (YoY)*
Solutions Revenues	$871	35%	11%	13%
Market Services Net Revenues	$237	(9)%	(9)%
Net Revenues**	$1,117	22%	6%	7%
Operating income	$410	—%
Non-GAAP Operating income	$593	24%	7%	10%
ARR	$2,612	29%	5%	7%
Diluted EPS	$0.40	(34)%
Non-GAAP Diluted EPS	$0.63	(9)%	6%

*

Pro forma results are presented assuming AxiomSL and Calypso were included in the prior year quarterly results. Pro forma growth excludes the impacts of foreign currency except for AxiomSL and Calypso, which are not yet calculated on an organic basis.

**	Net revenues includes $9 million of Other Revenues which primarily reflect revenues associated with the European power trading and clearing business which is pending sale.

Adena Friedman, Chair and CEO said, “Nasdaq delivered another quarter of solid results, with double digit revenue growth in our Solutions businesses including strong Financial Technology results and exceptional Index performance. We continue to make progress on our Integrate, Innovate, and Accelerate strategic priorities with ongoing momentum across our integration work streams and the One Nasdaq go-to-market strategy.

As we look toward the remainder of the year, we are well positioned to deliver on our next phase of scalable, profitable, and durable growth.”

Sarah Youngwood, Executive Vice President and CFO said, “Nasdaq’s financial performance in the first quarter underscores the growth profile and durability of our business model. We are making disciplined investments while achieving meaningful progress executing on our expense synergy target and our deleveraging plan.”

FINANCIAL REVIEW

•

First quarter 2024 net revenues were $1.1 billion, an increase of $203 million, or 22%, versus the prior year period with 6% organic growth or 7% growth on a pro forma basis. Revenue growth includes a $150 million net benefit primarily related to the acquisition of Adenza and a $2 million increase from the impact of changes in FX rates.

•

Solutions revenue was $871 million in the first quarter of 2024, an increase of $227 million, or 35%, versus the prior year period with organic growth of 11% or 13% growth on a pro forma basis, reflecting strong growth from Index and Financial Technology.

•	ARR grew 29% year over year, 5% organically, or 7% on a pro forma basis in the first quarter with 12% pro forma ARR growth for Financial Technology and 1% ARR growth for Capital Access Platforms.

•

Market Services net revenues were $237 million in the first quarter of 2024, a decrease of $23 million, or 9%, versus the prior year period. The $23 million organic decrease was primarily driven by an $11 million decrease in U.S. equity derivatives revenue, an $8 million decline in U.S. tape plan revenue, and a $3 million decline in U.S. cash equities revenue.

•

First quarter 2024 GAAP operating expenses were $707 million, an increase of $205 million, or 41%, versus the prior year period. The increase for the first quarter of 2024 is due to the inclusion of $86 million in amortization expense of acquired intangible assets, $68 million of other AxiomSL and Calypso operating expenses, a one-time charge of $23 million associated with the settlement of our pension plan, and organic growth driven by increased investments in technology and our people to drive innovation and long-term growth. The increase also reflected $8 million of restructuring charges associated with the programs we initiated to optimize our efficiencies as a combined organization as well as integrating the Adenza acquisition.

•

First quarter 2024 non-GAAP operating expenses were $524 million, an increase of $88 million, or 20%, versus the prior year period with 4% organic growth or 5% on a pro forma basis. The increase for the first quarter of 2024 is primarily due to the inclusion of $68 million of AxiomSL and Calypso non-GAAP operating expenses. The organic and pro forma increases reflect growth driven by increased investments in technology and our people to drive innovation and long-term growth.

•

First quarter 2024 cash flow from operations was $530 million, enabling the company to continue to make meaningful progress on its deleveraging plan. The company returned $127 million to shareholders through dividends and repaid the remaining $340 million term loan balance and a net $67 million in commercial paper. We did not repurchase shares during the first quarter of 2024. As of March 31, 2024, there was $1.9 billion remaining under the board authorized share repurchase program.

2024 EXPENSE AND TAX GUIDANCE UPDATE6

•

The company is updating its 2024 non-GAAP operating expense guidance to a range of $2,125 million to $2,185 million, and maintaining its 2024 non-GAAP tax rate guidance to be in the range of 24.5% to 26.5%.

STRATEGIC AND BUSINESS UPDATES

•

March 5th Investor Day highlighted Nasdaq’s strategy to deliver its next phase of resilient and scalable growth. Approximately 500 investors and analysts participated in Nasdaq’s 2024 Investor Day, where Nasdaq highlighted its strategic initiatives of Integrate, Innovate, and Accelerate, introduced the One Nasdaq go-to-market strategy, and outlined its capital allocation priorities to support organic revenue growth and leverage reduction.

•

AxiomSL and Calypso achieved 15% combined pro forma ARR growth. AxiomSL and Calypso had 45 upsells and signed 2 new clients. Combined gross revenue retention[7] was 96% and net revenue retention[8] was 111%. Excluding the impact of a significant 2023 bankruptcy first noted last quarter, gross revenue retention was 98% and net revenue retention was 113%.

•

Verafin had solid growth in SMB customers while launching a new AI-based copilot capability. Within Financial Crime Management Technology, Verafin had 24% ARR growth in the first quarter. This included the addition of 28 new SMB clients, underscoring the continued growth within its core client base. Additionally, after an extensive Beta program, the business rolled out its first copilot feature, the integrated Entity Research Copilot, to its customer base of more than 2,500 financial institutions. Verafin’s solutions, combined with the integrated copilot, significantly improve investigator efficiency with up to a 90% reduction in alert review time compared to legacy approaches.

•

Exchange-traded product (ETP) assets under management (AUM) linked to Nasdaq indices reached record levels, surpassing $500 billion at quarter-end, with growth in derivatives volumes. Market performance and $46 billion in net inflows in the trailing twelve-month period, including $21 billion in the first quarter, resulted in record quarter-end ETP AUM linked to Nasdaq indices at $519 billion. This quarter also marked the 25th anniversary of the launch of the Invesco QQQ Exchange Traded Fund, which tracks the Nasdaq-100, highlighting the longstanding relationship between Nasdaq and Invesco. Nasdaq futures and options volumes increased 5% year-over-year, also contributing to revenue growth.

•

Launched Dynamic Midpoint Extended Life Order (M-ELO) for U.S. cash equities on April 15th. Nasdaq launched Dynamic M-ELO, the first SEC approved AI-powered order type designed to improve fill rates and create greater efficiency in equities markets. This new order type analyzes more than 140 data points every 30 seconds on a symbol-by-symbol basis to detect market conditions and optimize the holding period prior to which a trade is eligible to execute.

•

Nasdaq maintained its leadership among exchanges in U.S. multi-listed options. In the first quarter of 2024, Nasdaq led all exchanges during the period in total volume traded for U.S. multi-listed equity options. Nasdaq also achieved record revenue in its proprietary index options franchise, driven by record trading volumes.

•

Investor demand underpinned the success of the Borse Dubai secondary offering. Nasdaq successfully coordinated the secondary offering of 31 million shares offered by Borse Dubai. Borse Dubai remains a strategic shareholder of Nasdaq with over 10% ownership and representation on Nasdaq’s board. The transaction priced on March 19th and closed on March 22nd with strong investor demand resulting in an oversubscribed transaction.

[1]	Represents revenues less transaction-based expenses.

[2]	Refer to our reconciliations of U.S. GAAP to non-GAAP net income, diluted earnings per share, operating income, operating expenses and organic impacts included in the attached schedules.

[3]

Pro forma results are presented assuming AxiomSL and Calypso were included in the prior year quarterly results. These results are not calculated in a manner consistent with the pro forma requirements in Article 11 of Regulation S-X. Pro forma growth excludes the impacts of foreign currency except for AxiomSL and Calypso, which are not yet calculated on an organic basis.

[4]	Constitutes revenues from our Capital Access Platforms and Financial Technology segments.

[5]

Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

[6]

U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

[7]

Gross Retention: As used herein for AxiomSL and Calypso, ARR in the current period over ARR in the prior year period for existing customers excluding price increases and upsells and excluding new customers.

[8]

Net Retention: As used herein for AxiomSL and Calypso, ARR in the current period over ARR in the prior year period for existing customers including price increases and upsells and excluding new customers.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue and expense growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenues, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture. Reconciliations of these measures are described within the body of this release or in the reconciliation tables at the end of this release.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenues and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

Restructuring programs: In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period. We expect to achieve benefits in the form of both increased customer engagement and operating efficiencies. Costs related to the Adenza restructuring and the divisional alignment programs will be recorded as “restructuring charges” in our consolidated statements of income. We will exclude charges associated with this program for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, dividend program, trading volumes, products and services, ability to transition to new business models or implement our new corporate structure, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, environmental, de-leveraging and capital allocation initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability, government and industry regulation, interest rate risk, U.S. and global competition. Further information on these and other factors are detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contacts

Nick Jannuzzi

+1.973.760.1741

Nicholas.Jannuzzi@Nasdaq.com

David Lurie

+1.914.538.0533

David.Lurie@Nasdaq.com

Investor Relations Contact

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

NDAQF

Nasdaq, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenues:
Capital Access Platforms	$479	$415
Financial Technology	392	229
Market Services	794	879
Other Revenues	9	10

Total revenues	1,674	1,533
Transaction-based expenses:
Transaction rebates	(481)	(487)
Brokerage, clearance and exchange fees	(76)	(132)

Revenues less transaction-based expenses	1,117	914

Operating Expenses:
Compensation and benefits	340	256
Professional and contract services	34	32
Computer operations and data communications	67	54
Occupancy	28	39
General, administrative and other	28	14
Marketing and advertising	11	9
Depreciation and amortization	155	69
Regulatory	9	9
Merger and strategic initiatives	9	2
Restructuring charges	26	18

Total operating expenses	707	502

Operating income	410	412
Interest income	6	6
Interest expense	(108)	(36)
Other income	1	—
Net income from unconsolidated investees	3	14

Income before income taxes	312	396
Income tax provision	79	95

Net income	233	301
Net loss attributable to noncontrolling interests	1	1

Net income attributable to Nasdaq	$234	$302

Per share information:
Basic earnings per share	$0.41	$0.62

Diluted earnings per share	$0.40	$0.61

Cash dividends declared per common share	$0.22	$0.20

Weighted-average common shares outstanding for earnings per share:
Basic	575.4	489.9
Diluted	578.9	494.8

Nasdaq, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$186	$185
Index revenues	168	110
Workflow and Insights revenues	125	120

Total Capital Access Platforms revenues	479	415
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	64	52
Regulatory Technology revenues	90	32
Capital Markets Technology revenues	238	145

Total Financial Technology revenues	392	229
MARKET SERVICES
Market Services revenues	794	879
Transaction-based expenses:
Transaction rebates	(481)	(487)
Brokerage, clearance and exchange fees	(76)	(132)

Total Market Services revenues, net	237	260
OTHER REVENUES	9	10

REVENUES LESS TRANSACTION-BASED EXPENSES	$1,117	$914

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$388	$453
Restricted cash and cash equivalents	21	20
Default funds and margin deposits	5,595	7,275
Financial investments	173	188
Receivables, net	925	929
Other current assets	219	231

Total current assets	7,321	9,096
Property and equipment, net	575	576
Goodwill	13,974	14,112
Intangible assets, net	7,291	7,443
Operating lease assets	400	402
Other non-current assets	706	665

Total assets	$30,267	$32,294

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$266	$332
Section 31 fees payable to SEC	70	84
Accrued personnel costs	188	303
Deferred revenue	866	594
Other current liabilities	184	146
Default funds and margin deposits	5,595	7,275
Short-term debt	224	291

Total current liabilities	7,393	9,025
Long-term debt	9,765	10,163
Deferred tax liabilities, net	1,655	1,642
Operating lease liabilities	413	417
Other non-current liabilities	222	220

Total liabilities	19,448	21,467

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	6	6
Additional paid-in capital	5,526	5,496
Common stock in treasury, at cost	(611)	(587)
Accumulated other comprehensive loss	(2,044)	(1,924)
Retained earnings	7,932	7,825

Total Nasdaq stockholders’ equity	10,809	10,816
Noncontrolling interests	10	11

Total equity	10,819	10,827

Total liabilities and equity	$30,267	$32,294

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Net Income Attributable to Nasdaq and Diluted Earnings Per Share

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
U.S. GAAP net income attributable to Nasdaq	$234	$302
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	123	38
Merger and strategic initiatives expense (2)	9	2
Restructuring charges (3)	26	18
Lease asset impairments (4)	—	17
Net income from unconsolidated investees (5)	(3)	(14)
Legal and regulatory matters (6)	2	(10)
Pension settlement charge (7)	23	—
Other	—	1

Total non-GAAP adjustments	180	52
Non-GAAP adjustment to the income tax provision (8)	(47)	(15)

Total non-GAAP adjustments, net of tax	133	37

Non-GAAP net income attributable to Nasdaq	$367	$339

U.S. GAAP diluted earnings per share	$0.40	$0.61
Total adjustments from non-GAAP net income above	0.23	0.08

Non-GAAP diluted earnings per share	$0.63	$0.69

Weighted-average diluted common shares outstanding for earnings per share:	578.9	494.8

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months ended March 31, 2024, these costs primarily related to the Adenza acquisition.

(3)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period.

(4)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the three months ended March 31, 2023, we recorded impairment charges of $17 million related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(5)

We exclude our share of the earnings and losses of our equity method investments, primarily our equity interest in the Options Clearing Corporation, or OCC, and Nasdaq Private Market, LLC. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(6)

For the three months ended March 31, 2023, these items primarily included an insurance recovery related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income.

(7)

For the three months ended March 31, 2024, we recorded a pre-tax loss as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The pre-tax loss is recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

(8)	The non-GAAP adjustment to the income tax provision primarily includes the tax impact of each non-GAAP adjustment.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Operating Income and Operating Margin

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
U.S. GAAP operating income	$410	$412
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	123	38
Merger and strategic initiatives expense (2)	9	2
Restructuring charges (3)	26	18
Lease asset impairments (4)	—	17
Legal and regulatory matters (5)	2	(10)
Pension settlement charge (6)	23	—
Other	—	1

Total non-GAAP adjustments	183	66

Non-GAAP operating income	$593	$478

Revenues less transaction-based expenses	$1,117	$914
U.S. GAAP operating margin (7)	37%	45%
Non-GAAP operating margin (8)	53%	52%

(1) We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2) We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months ended March 31, 2024, these costs primarily related to the Adenza acquisition.

(3) In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period.

(4) During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the three months ended March 31, 2023, we recorded impairment charges of $17 million related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(5) For the three months ended March 31, 2023, these items primarily included an insurance recovery related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income.

(6) For the three months ended March 31, 2024, we recorded a pre-tax loss as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The pre-tax loss is recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

(7) U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.

(8) Non-GAAP operating margin equals non-GAAP operating income divided by revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
U.S. GAAP operating expenses	$707	$502
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(123)	(38)
Merger and strategic initiatives expense (2)	(9)	(2)
Restructuring charges (3)	(26)	(18)
Lease asset impairments (4)	—	(17)
Legal and regulatory matters (5)	(2)	10
Pension settlement charge (6)	(23)	—
Other	—	(1)

Total non-GAAP adjustments	(183)	(66)

Non-GAAP operating expenses	$524	$436

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction. For the three months ended March 31, 2024, these costs primarily related to the Adenza acquisition.

(3)

In the fourth quarter of 2023, following the closing of the Adenza acquisition, our management approved, committed to and initiated a restructuring program, “Adenza Restructuring” to optimize our efficiencies as a combined organization. In connection with this program, we expect to incur pre-tax charges principally related to employee-related costs, contract terminations, real estate impairments and other related costs. We expect to achieve benefits primarily in the form of expense and revenue synergies. In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period.

(4)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, for the three months ended March 31, 2023, we recorded impairment charges of $17 million related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(5)

For the three months ended March 31, 2023, these items primarily included an insurance recovery related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income.

(6)

For the three months ended March 31, 2024, we recorded a pre-tax loss as a result of settling our U.S. pension plan. The plan was terminated and partially settled in 2023, with final settlement occurring during the first quarter of 2024. The pre-tax loss is recorded in compensation and benefits in the Condensed Consolidated Statements of Income.

Nasdaq, Inc.

Reconciliation of Pro Forma Impacts for U.S. GAAP to Pro Forma Revenues less transaction based expenses, Non-GAAP Operating Expenses, Non-GAAP Operating Income, and Non-GAAP Operating Margin

(in millions)

(unaudited)

	As Reported		Adenza (1)	Pro Forma
	March 31, 2024	March 31, 2023	March 31, 2023	March 31, 2023	Total Variance		FX & Other (2)	Pro Forma Impacts
					$	%	$	$	%
CAPITAL ACCESS PLATFORMS	$479	$415	$—	$415	$64	15%	$—	$64	15%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	64	52	—	52	12	23%	—	12	23%
Regulatory Technology revenues	90	32	48	80	10	13%	1	9	11%
Capital Markets Technology revenues	238	145	78	223	15	7%	1	14	6%

Total Financial Technology revenues	392	229	126	355	37	10%	2	35	10%

SOLUTIONS REVENUES (3)	871	644	126	770	101	13%	2	99	13%
MARKET SERVICES	237	260	—	260	(23)	(9)%	—	(23)	(9)%
OTHER REVENUES	9	10	—	10	(1)	(10)%	(1)	—	—%

REVENUES LESS TRANSACTION-BASED EXPENSES	1,117	914	126	1,040	77	7%	1	76	7%
Non-GAAP operating expenses	524	436	63	499	25	5%	1	24	5%
Non-GAAP operating income	$593	$478	$63	$541	$52	10%	$—	$52	10%
Non-GAAP operating margin	53%	52%	50%	52%

(1)

The Adenza results above are presented on a non-GAAP basis and have been adjusted for certain items. We believe presenting these measures excluding these items provides investors with greater transparency as they do not represent ongoing operations. These adjustments include intangible amortization of $39 million and other transaction and restructuring related costs of $2 million for the first quarter of 2023.

(2)	Primarily reflects the impacts from changes in FX rates.
(3)	Represents Capital Access Platforms and Financial Technology Segments.

Nasdaq, Inc.

Reconciliation of Organic Impacts for U.S. GAAP Revenues less transaction-based expenses, Non-GAAP Operating Expenses,

Non-GAAP Operating Income, and Non-GAAP Diluted Earnings Per Share

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023	Total Variance		Organic Impact		Other Impacts (1)
			$	%	$	%	$	%
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	$186	$185	$1	1%	$1	1%	$—	—%
Index revenues	168	110	58	53%	58	53%	—	—%
Workflow and Insights revenues	125	120	5	4%	5	4%	—	—%

Total Capital Access Platforms revenues	479	415	64	15%	64	15%	—	—%
FINANCIAL TECHNOLOGY
Financial Crime Management Technology revenues	64	52	12	23%	12	23%	—	—%
Regulatory Technology revenues	90	32	58	181%	2	6%	56	175%
Capital Markets Technology revenues	238	145	93	64%	(4)	(3)%	97	67%

Total Financial Technology revenues	392	229	163	71%	10	4%	153	67%

SOLUTIONS REVENUES (2)	871	644	227	35%	74	11%	153	24%
MARKET SERVICES	237	260	(23)	(9)%	(23)	(9)%	—	—%
OTHER REVENUES	9	10	(1)	(10)%	—	—%	(1)	(10)%

REVENUES LESS TRANSACTION-BASED EXPENSES	$1,117	$914	$203	22%	$51	6%	$152	17%

Non-GAAP Operating Expenses	$524	$436	$88	20%	$19	4%	$69	16%
Non-GAAP Operating Income	$593	$478	$115	24%	$32	7%	$83	17%
Non-GAAP diluted earnings per share	$0.63	$0.69	$(0.06)	(9)%	$0.04	6%	$(0.10)	(14)%

Note: The sum of the percentage changes may not tie to the percentage change in total variance due to rounding.

(1)	Primarily includes the impacts of the Adenza acquisition and changes in FX rates.
(2)	Represents Capital Access Platforms and Financial Technology Segments.

Nasdaq, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Capital Access Platforms
Annualized recurring revenues (in millions) (1)	$1,220	$1,202
Initial public offerings
The Nasdaq Stock Market (2)	27	40
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	1	2
Total new listings
The Nasdaq Stock Market (2)	79	81
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (3)	2	7
Number of listed companies
The Nasdaq Stock Market (4)	4,020	4,163
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (5)	1,203	1,250
Index
Number of licensed exchange traded products (ETPs)	361	387
Period end ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$519	$366
Quarterly average ETP AUM tracking Nasdaq indexes (in billions)	$492	$341
TTM (6) net inflows ETP AUM tracking Nasdaq indexes (in billions)	$46	$23
TTM (6) net appreciation (depreciation) ETP AUM tracking Nasdaq indexes (in billions)	$124	$(57)
Financial Technology
Annualized recurring revenues (in millions) (1)
Financial Crime Management Technology	$243	$196
Regulatory Technology	328	125
Capital Markets Technology	821	506

Total Financial Technology	$1,392	$827
Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	43.3	42.4
Nasdaq PHLX matched market share	10.3%	11.1%
The Nasdaq Options Market matched market share	5.4%	7.1%
Nasdaq BX Options matched market share	2.2%	3.3%
Nasdaq ISE Options matched market share	6.3%	5.8%
Nasdaq GEMX Options matched market share	2.5%	2.0%
Nasdaq MRX Options matched market share	2.5%	1.5%

Total matched market share executed on Nasdaq’s exchanges	29.2%	30.8%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume of options and futures contracts (7)	241,665	344,141
Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	11.8	11.8
Matched share volume (in billions)	116.7	121.8
The Nasdaq Stock Market matched market share	15.7%	15.8%
Nasdaq BX matched market share	0.4%	0.4%
Nasdaq PSX matched market share	0.2%	0.5%

Total matched market share executed on Nasdaq’s exchanges	16.3%	16.7%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	41.4%	31.6%

Total market share (8)	57.7%	48.3%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	666,408	787,715
Total average daily value of shares traded (in billions)	$4.7	$5.3
Total market share executed on Nasdaq’s exchanges	71.7%	68.9%
Fixed Income and Commodities Trading and Clearing
Fixed Income
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	92,070	91,725

(1)

Annualized Recurring Revenue (ARR) for a given period is the current annualized value derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature, or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. For AxiomSL and Calypso recurring revenue contracts, the amount included in ARR is consistent with the amount that we invoice the customer during the current period. Additionally, for AxiomSL and Calypso recurring revenue contracts that include annual values that increase over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

(2)

New listings include IPOs, issuers that switched from other listing venues, closed-end funds and separately listed ETPs. For the three months ended March 31, 2024 and 2023, IPOs included 5 and 10 SPACs, respectively.

(3)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(4)	Number of total listings on The Nasdaq Stock Market at period end includes 619 ETPs as of March 31, 2024 and 539 ETPs as of March 31, 2023.
(5)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and on the alternative markets of Nasdaq First North.
(6)	Trailing 12-months.
(7)	Includes Finnish option contracts traded on Eurex for which Nasdaq and Eurex have a revenue sharing arrangement, which ended in the fourth quarter of 2023.
(8)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.